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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Blue Rhino Corporation for the registration of 4,712,600 shares of its common stock and to the incorporation by reference therein of our report dated October 2, 2001, with respect to the consolidated financial statements and schedules of Blue Rhino Corporation included in its Annual Report (Form 10-K) for the year ended
July 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Greensboro, North Carolina
October 29, 2001